Exhibit 4.1

FORM OF NOTE

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, Cede & Co., has an interest herein.

This Security is a global Security within the meaning of the Indenture (as defined below) and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture. Unless and until this certificate is exchanged in whole or in part for Securities in definitive registered form in accordance with the provisions of the Indenture applicable to such exchange, this certificate may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

CBS CORPORATION

6.750% Senior Notes due 2056

Unconditionally guaranteed as to payment of

principal of and interest by

CBS OPERATIONS INC.

(a wholly owned subsidiary of CBS Corporation)

$[_________]

CUSIP: 124857 400

CBS Corporation, a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[_________] on March 27, 2056 at the office or agency of the Company referred to below, and to pay interest thereon on June 27, 2007 and quarterly in arrears thereafter, on March 27, June 27, September 27 and December 27 of each year (each, an “Interest Payment Date”), from June 27, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 6.750% per annum, until the principal hereof is paid or duly provided for.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid, in immediately available funds, to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 12, June 12, September 12 or December 12, as the case may be, preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in said Indenture.

Payment of the principal of and interest on this Security will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided however, that each installment of interest and principal on this Security may at the Company’s option be paid by check to the payee or in immediately available funds by transfer to an account maintained by the payee located in the United States.

Any payment of principal or interest required to be made on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day and no interest shall accrue as a result of such delayed payment. For purposes of this Security, “Business Day” means any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions are generally authorized or obligated by law or executive order to close.

General. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), unlimited in aggregate principal amount, issued and to be issued in one or more series under an indenture dated as of June 22, 2001 among the Company (formerly known as Viacom

Inc.), CBS Operations Inc. (formerly known as Viacom International Inc.), as guarantor (the “Guarantor”) and The Bank of New York, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture) (the “Indenture”), to which Indenture and the respective resolutions of the Company’s board of directors or resolutions pursuant the authority of the board of directors, an Officer’s Certificate and/or indentures supplemental thereto, as the case may be, reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of a series designated as 6.750% Senior Notes due 2056, initially limited in aggregate principal amount to $700,000,000. This Security is a global Security representing $[_________] of the Securities.

Authorized Denominations. The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.

Book-Entry Security. This Security is a “book-entry” Security and is being registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). Subject to the terms of the Indenture, this Security will be held by DTC or its nominee, and beneficial interests will be held by beneficial owners through the book-entry facilities of DTC or its nominee in minimum denominations of $25 and integral multiples thereof. As long as this Security is registered in the name of DTC or its nominee, the Trustee will make payments of principal of and interest on this Security by wire transfer of immediately available funds to DTC or its nominee. Notwithstanding the above, upon the maturity of this Security, the principal, together with accrued interest thereon, will be paid in immediately available funds upon surrender of this Security at the Corporate Trust Office of the Trustee or such other offices or agencies appointed by the Trustee for that purpose or such other locations provided in the Indenture.

Event of Default. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Payment of Additional Amounts. The Company shall, subject to the exceptions and limitations set forth below, pay as additional interest on the Securities such additional amounts as are necessary so that the net payment by the Company or a paying agent of the principal of and interest on the Securities to a person that is a non-U.S. holder, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, shall not be less than the amount that would have been payable in respect of our notes had no withholding or deduction been required.

The Company’s obligation to pay additional amounts shall not apply:

(1) to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner, or a fiduciary, settlor, beneficiary or member of the beneficial owner if the beneficial owner is an estate, trust or partnership, or a person holding a power over an estate or trust administered by a fiduciary holder:

(a) is or was present or engaged in trade or business in the United States or has or had a permanent establishment in the United States;

(b) is or was a citizen or resident or is or was treated as a resident of the United States;

(c) is or was a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or is or was a corporation that has accumulated earnings to avoid United States federal income tax; or

(d) is or was a “10-percent shareholder” of the Company;

(2) to any holder that is not the sole beneficial owner of the Securities, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an additional amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

(3) to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Securities, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4) to any tax, assessment or governmental charge that is imposed other than by deduction or withholding by the Company or a paying agent from the payment;

(5) to any tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later;

(6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or governmental charge;

(7) to any tax, assessment or other governmental charge any paying agent (which term may include the Company) must withhold from any payment of principal of or interest on any note, if such payment can be made without such withholding by any other paying agent; or

(8) in the case of any combination of the above items.

For purposes of this provision, the term “non-U.S. holder” means a beneficial owner of senior notes who is an individual, estate, corporation or trust that is not a U.S. holder. The term “U.S. holder” means a beneficial owner of senior notes who is an individual who is a citizen or resident of the United States, an estate subject to U.S. federal income taxation without regard to the source of its income, a corporation or other business entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or a trust if a valid election to be treated as a U.S. person, as defined in the Code, is in effect with respect to such trust or both: (x) a court within the United States is able to exercise primary supervision over the administration of the trust, and (y) one or more U.S. persons have the authority to control all substantial decisions of the trust.

Redemption and Maturity. The Securities of this series are not subject to any sinking fund and are subject to redemption prior to maturity as set forth below.

Redemption upon a Tax Event. If (a) the Company becomes or shall become obligated to pay additional amounts as described herein under the section “Payment of Additional

Amounts” as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, or (b) a taxing authority of the United States takes an action on or after March 20, 2007, whether or not with respect to the Company or any of the Company’s affiliates, that results in a substantial probability that the Company shall or may be required to pay such additional amounts, then the Company may, at its option, redeem, as a whole, but not in part, the Securities on any Interest Payment Date on not less than 30 nor more than 60 calendar days’ prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption. However, the Company may determine, in its business judgment, that the obligation to pay these additional amounts cannot be avoided by the use of reasonable measures available to the Company, not including substitution of the obligor under the Securities. No redemption pursuant to (b) above may be made unless the Company shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that the Company shall or may be required to pay the additional amounts described herein under the section “Payment of Additional Amounts” and the Company shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion the Company is entitled to redeem the Securities pursuant to their terms.

Optional Redemption. The Securities may be redeemed at the option of the Company, in whole or in part, at any time and from time to time on or after March 27, 2012 but prior to the stated maturity thereof, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the redemption date. In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, redemption or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of not less than specified percentages in aggregate principal amount of the Outstanding Securities of each series, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holders of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security will be registered on the Security Register of the Company upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in New York, New York or at such other office or agency as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.

This Security is a global Security. If at any time, a Depositary is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, then the Company will execute and the Trustee will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

Defined Terms. All terms used in this Security that are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Governing Law. This Security shall be governed by, and construed in accordance with,

the laws of the State of New York.

Unless the certificate of authentication hereon has been duly executed by or on behalf of The Bank of New York, as Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [______________]	CBS CORPORATION, as Issuer
By:

Attest:

Authorized Signature

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of a series referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee
By:
Authorized Signatory
Dated: [______________]